UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017 (March 9, 2017)

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 9, 2016 Major League Football, Inc. ( the “Company”) entered into, closed, and funded a financing transaction by entering into a Securities Purchase Agreement (the “Purchase Agreement”) with SBI Investments LLC, a Delaware limited liability company (“Note Holder”). Pursuant to the Purchase Agreement, the Note Holder purchased from the Company (i) a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $550,000 (the “Principal Amount”), and delivered net proceeds of $445,000 to the Company, and (ii) warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $1.02, and 250,000 shares of Common Stock at an exercise price of $1.19. Also, Michael D. Queen, a Company director and executive officer, executed an insider pledge agreement to secure the obligations of the Company under the Note and the Purchase Agreement.

The Principal Amount bears interest at 10% per annum. All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is March 9, 2017. Any amount of principal or interest that is due under the Note, which is not paid when due shall bear interest at the rate of the lower of Twenty-Two Percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The Note is convertible into shares of the Common Stock at any time at the discretion of the Note Holder at a conversion price per share equal to seventy percent (70%) of the average of the lowest three VWAPs of the Company’s common stock during the twenty (20) trading days immediately preceding a conversion date.

On March 9, 2017, the Company and the Note Holder executed a forbearance agreement (“Forbearance Agreement”) extending the Note expiration date from March 9, 2017 to June 9, 2017. The principal balance on the Note was $215,000 on March 9, 2017. The terms of the Forbearance Agreement include that the Company (i) will pay all remaining principal and accrued interest on the Note by June 9, 2017, (ii) will issue 500,000 shares of Company common stock to the Note Holder, (iii) will pay the Note Holders’ legal fees estimated to be approximately $2,000 before April 30, 2017, (iv) will issue the Note Holder warrants to purchase 500,000 shares of Company common stock at $0.10 per share with a three-year term, and (v) the outstanding principal balance of the Note will bear interest at the “Default Interest” rate of twenty-two percent (22%), as defined in the Note.

Item 2.03

Creation of a Direct Financial Obligation.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Forbearance Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01

Financial Statements And Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1*	Secured Convertible Promissory Note dated March 9, 2016

10.1*	Securities Purchase Agreement dated March 9, 2016

10.2*	Series A Common Stock Warrant dated March 9, 2016

10.3*	Series B Common Stock Warrant dated March 9, 2016

10.4*	Insider Pledge Agreement dated March 9 2016

10.5**	Forbearance Agreement dated March 9, 2017

10.6**	Common Stock Purchase Warrant dated March 9, 2017

*

Incorporated by reference to the Company’s Form 8-K filed on March 15, 2016.

**

Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: March 15, 2017